Exhibit 10.7.1

Amendment to Employment Agreement

Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”) and H.C. “Kip” Ferguson (“Executive”) entered into an Employment Agreement effective October 1, 2009 (the “Agreement”). The Company and Executive desire to amend the Agreement effective as of November 14, 2011, as follows:

FIRST: Section 1.1(e) of the Agreement is hereby amended by restatement in its entirety as follows:

(e) “Change of Control” means a “Change in Control” as defined under the Incentive Plan as in effect on November 14, 2011.

SECOND: Section 1.1(l) of the Agreement is hereby amended by restatement in its entirety as follows:

(l) “Incentive Plan” means the Company’s Stock Incentive Plan as amended from time to time.

THIRD: To correct a scrivener’s error, Section 5.2(d) of the Agreement is hereby renumbered as Section 5.3 and all subsequent sections and subsections are renumbered accordingly.

Executed on the 16th day of November, 2011.

Magnum Hunter Resources Corporation

/s/ Joe L. McClaugherty

By Joe L. McClaugherty, Chair,
Compensation Committee of the Board of Directors

Executive

/s/ H.C. “Kip” Ferguson

H.C. “Kip” Ferguson